Centex 2005-A

Disclaimer:This material is provided to you solely for informational purposes, is intended for your use only and does not constitute an offer or commitment, a solicitation of an offer or commitment, or any advice or recommendation, to enter into or conclude any transaction (whether on the indicative terms shown or otherwise). This material has been prepared by CSFB based on assumptions and parameters determined by it in good faith. It is important that you (recipient) understand that those assumptions and parameters are not the only ones that might reasonably have been selected or that could apply in connection with the preparation of these materials or an assessment of the transaction described above. A variety of other or additional assumptions or parameters, or other market factors and other considerations, could result in different contemporaneous good faith analyses or assessment of the transaction described above. Past performance should not be taken as an indication or guarantee of future performance, and no representation or warranty, express or implied is made regarding future performance. Opinions and estimates may be changed without notice. The information set forth above has been obtained from or based upon sources believed by CSFB to be reliable, but CSFB does not represent or warrant its accuracy or completeness. This material does not purport to contain all of the information that an interested party may desire. In all cases, interested parties should conduct their own investigation and analysis of the transaction(s) described in these materials and of the data set forth in them. Each person receiving these materials should make an independent assessment of the merits of pursuing a transaction described in these materials and should consult their own professional advisors. CSFB may, from time to time, participate or invest in other financing transactions with the issuers of the securities referred to herein, perform services for or solicit business from such issuers, and/or have a position or effect transactions in the securities or derivatives thereof. Structured securities are complex instruments, typically involve a high degree of risk and are intended for sale only to sophisticated investors who are capable of understanding and assuming the risks involved. The market value of any structured security may be affected by changes in economic, financial and political factors (including, but not limited to, spot and forward interest and exchange rates), time to maturity, market conditions and volatility and the credit quality of any issuer or reference issuer. Any investor interested in purchasing a structured product should conduct its own investigation and analysis of the product and consult with its own professional advisers as to the risks involved in making such a purchase.

Please fill in all values!						Vectors
Thank You!
						ARM		Severity:	40%
						CPR Vector	Start CRR	End CRR	Months
	ARM	FRM		IO	Non-IO
Percentage Bal.	73.14%	26.86%	Percentage Bal.	6.69%	93.31%
Deal Balance	677,481,875	248,803,378	Deal Balance	61,975,638	864,309,616

Gross WAC	7.345%	8.530%	Gross WAC	6.342%	7.758%
						CDR Vector	Start CDR	End CDR	Months
CLTV (incld. Sil. 2nds)	81.83%	74.58%	CLTV (incld. Sil. 2nds)	84.32%	79.56%
FICO	589	606	FICO	636	591
Loan Balance	144,023	80,702	Loan Balance	239,288	114,813
Non-Full Doc %	9.05%	10.17%	Non-Full Doc %	16.92%	8.80%
DTI	39.85%	38.30%	DTI	41.23%	39.31%
IO %	8.77%	1.04%	IO %	100.00%	0.00%
Second Lien %	0.00%	15.28%	Second Lien %	0.00%	4.40%
Silent Seconds %	7.06%	2.09%	Silent Seconds %	22.61%	4.51%
Property Type	100.00%	100.00%	Property Type	100.00%	100.00%
Single Family %	81.75%	85.25%	Single Family %	72.21%	83.44%	3/27 ARM		Severity:
PUD %	10.71%	8.21%	PUD %	20.61%	9.28%	CPR Vector	Start CRR	End CRR	Months
2-4 Unit %	0.43%	0.28%	2-4 Unit %	0.00%	0.42%
MH %	1.26%	1.99%	MH %	0.00%	1.56%
Occupancy Type	100.00%	100.00%	Occupancy Type	100.00%	100.00%
Owner Occupied	98.66%	98.44%	Owner Occupied	100.00%	98.50%
2nd Home	0.40%	0.46%	2nd Home	0.00%	0.44%
Investor Prop.	0.94%	1.10%	Investor Prop.	0.00%	1.05%
Loan Purpose	100.00%	100.00%	Loan Purpose	100.00%	100.00%
Purchase	13.24%	5.80%	Purchase	34.84%	9.55%	CDR Vector	Start CDR	End CDR	Months
Cash-Out	67.85%	78.48%	Cash-Out	48.80%	72.28%
Rate-Reduction	18.91%	15.72%	Rate-Reduction	16.35%	18.17%

						FRM		Severity:
						CPR Vector	Start CRR	End CRR	Months

						CDR Vector	Start CDR	End CDR	Months